                            , 2000

To:     Tintarent Limited,
        Deloitte & Touche House,
        Earlsfort Terrace,
        Dublin 2.

                              DISCLOSURE LETTER

RE:     Sale of Data Packaging Holdings Limited

Dear Sirs,

1     We refer to the Share Purchase Agreement of evendate herewith ("the
Agreement") among Tintarent Limited, (the "Purchaser"), RII Investment Corp ("RII"), the individuals named in the First Schedule thereto (the "Managers"), Enterprise Ireland ("EI") and Reunion Industries, ("Reunion"). RII, the Managers and Enterprise Ireland are sometimes referred to collectively in this letter as the "Vendors". The Agreement provides for the acquisition by the Purchaser of the entire issued ordinary share capital of Data Packaging Holdings Limited (the "Company") from RII, the Managers and Enterprise Ireland.

2     This letter is the Disclosure Letter referred to in the Agreement.
Expressions defined in the Agreement have the same meaning in this letter unless the context otherwise clearly requires. In the case of any ambiguity, conflict or inconsistency between this letter and the Agreement this letter shall prevail.

3     The disclosures contained in this letter are not to be taken as an admission by RII that all or any part of the matters contained herein call for disclosure.

4     The Warranties contained in the Agreement are made and given subject to the matters fully and fairly disclosed in this Disclosure Letter. RII shall not be or be deemed to be in breach of or not to have fulfilled any of the Warranties in respect of the matters fully and fairly disclosed in this Disclosure Letter and no claim shall lie in respect thereof.

5     All disclosures in this Disclosure Letter are to be taken as relating to the Warranties and each and every one thereof to which they relate and not solely to a specified warranty or representation.

6     General Disclosures
      -------------------

      The following are hereby deemed to be disclosed:-

      (a) any matters or thing appearing on the files available to the public in respect of the Companies at the Companies Registration Office in Dublin as at the second last Business Day prior to the date hereof;

      (b) all matters, things or circumstances which are revealed by searches in the Land Registry, the Central Office of the High Court, the office of the Sheriff of the County of Westmeath;

      (c)     the Accounts for the 12 month period ending on 31st December
1999.

      (d)     all matters contained in the documents in the annexes hereto.

7     Specific Disclosures
      --------------------

      Subject to the above, and in particular, without prejudice to the generality of the foregoing paragraph 5 of this letter, the following specific disclosures are made and, for the sake of convenience only, references are in some instances made to specific paragraphs of Schedule 2 to the Agreement.

ACCOUNTS

4(c)  See disclosures below against taxation warranties.

CHARGES, LOAN CAPITAL AND ENGAGEMENTS

9(a)  (i)     ICC - Data Packaging limited has entered into a loan agreement
dated 5th November 1997 with ICC Bank Plc, for IR 1,506,000.   A copy of the
facility letter is attached in Annex 9 (a) (i). The security for this loan is as follows:

              (I) A first floating charge over all the assets of Data Packaging Limited. ICC Bank is agreeable to postpone its priority over Data Packaging Limited's debtors for up to IR 350,000 in favour of Bank of Ireland Commercial Finance Limited.

              (II) A first specific charge over the freehold land and premises of Data Packaging Limited consisting of the properties including its 69,000 sq.ft. premises at Clonmore Industrial Estate, Mullingar, Co.Westmeath. See Mortgage Debenture attached in Annex 9 (a) (i).

              (III) A specific chattel mortgage over major items of plant and machinery.

              AIB - See also AIB finance and leasing agreements disclosed in Annex 9(a)(i).

Outstanding AIB agreements attached in Annex 9(a)(i) are as follows:

              (I) Counter-Indemnity dated 1st October 1997 in favour of AIB plc by Data Packaging (Ireland) Limited (now known as Data Packaging Limited) and in relation to the VAT guarantee.

              (II) Novation agreement dated 29th September 1997 between AIB Leasing Limited, Data Packaging Limited, incorporated in Bermuda and Data Packaging (Ireland) Limited. This agreement novated the leasing facilities in place at that time, from the Bermudian company to the Irish company.

              (III) Facility Letter from AIB Capital Markets to Data Packaging Limited dated 9th December 1997, offering a facility of IR 15,000. This loan relates to the VAT guarantee and leasing facilities.

              BES - Information relating to the ICC BES Fund and the BES Scheme is attached in Annex 9(a)(i).

              Enterprise Ireland - In addition the Company has entered into various Enterprise Ireland grant agreements details which are attached in Annex 9(a)(i). These are as follows:

              (I) Grant Agreement dated 10 April 1989 between IDA, Data Packaging Limited (Bermuda) and the parties defined therein as the Promoters.

              (II) Grant Agreement dated 31 October 1997 between Forbairt, Data Packaging (Ireland) Limited, Reunion Industries, Inc. and DPL Acquisition Corp.

              (III) Transfer Agreement dated 9 January 1998 between Forbairt, Data Packaging Limited and Barnmead Limited.

              (IV) Preference Shareholders Agreement dated 9th January 1998 between DPL Acquisition Corp, Data Packaging Holding Limited, Forbairt and Reunion Industries, Inc.

              (V) Copies of five Feasibility Grants granted by Forbairt/Enterprise Ireland as follows:-

                      - letter dated 30th August 1995 from EI to Data Packaging Limited.

                      - Letter dated 19th September 1996 from EI to Data Packaging Limited.

                      - Letter dated 13th January 1997 from EI to Data Packaging Limited.

                      - Letter dated 22nd July 1998 from EI to Data Packaging Limited.

                      - Letter dated 17th November 1999 from EI to Data Packaging Limited.

      (ii) A Promissory Note dated 2nd December 1999 in the amount of IR 729,963 (plus interest) is owing to Data Packaging Limited by DPL Acquisition Corp and a Promissory Note dated 19th May 2000 in the amount of IR 440,000 (plus interest) is owing to Data Packaging Limited, by DPL Acquisition Corp both attached as Annex 9(a)(ii).

9(b) An AIB Finance lease dated 21st June 2000 was entered into subsequent to the Accounting Date. See Annex 9(a)(i) for details.

9(c)  See disclosure 9(a)(ii) above.

9(d)  See disclosure 9(a)(ii) above.

      A management fee is payable to ORC Plastics division of Reunion, which division, prior to its merger into Reunion, was known as Oneida Rostone Corp. See pages 12-13 of the attached Shareholders Agreement dated 24th April 1987 in Annex 9(d) in which the fee of US$100,000 was agreed. Subsequent to the sale of the AIB shareholding in 1996 it was agreed (but not in writing) that a management fee of US$225,000 would be payable by the then Irish branch operation to Reunion Industries Inc. This fee was increased by Reunion Industries Inc., to US$325,000 in 1998 and again in 1999. Data Packaging Limited has paid a net of US$162,500 as the management fee for this year 2000. It has been agreed in principal by Reunion Industries Inc., that if the acquisition completes, then depending on the completion date, some of the prepaid management fee will need to be repaid to Data Packaging Limited.

      See Option Agreement dated 25th September 1997 between Paul Walsh, Donal Lawlor, Brendan Murtagh, DPL Acquisition Corp and DPHL attached as Annex 9(d).

BANK AND OTHER BORROWINGS

10(b) (i)     Copies of the companies bank account details and statements as at 31st July 2000 are attached as Annex 10(b)(i).

10(c) (i)     See disclosure 9(a) above.

      (iv) The consent of the following is required for the transaction ICC Bank plc., the ICC BES Fund in relation to the BES Scheme, Enterprise Ireland, and also a short form Mergers Act notification has been submitted to the Department of Enterprise, Trade and Employment.

      (v)     See disclosure 36 below.

      (vi)    See disclosure 10(c)(iv) above.

GRANTS NOT REPAYABLE

12    See letter dated 13th July 2000 from EI to Data packaging Limited re contingent liability clauses, attached in Annex 74(b) below.

OWNERSHIP OF ASSETS, ETC

13    See disclosure 9(a)(i) above.
      See fixed asset depreciation list (1999) attached in Annex 13.
There are two machines which are defunct. See details attached in Annex 13. See also list of leased motor vehicles attached in Annex 13.

PLANT AND MACHINERY

14(a) (i)     See disclosure 13 above.

      (v)     See disclosure 13 above.

RAW MATERIALS

15    See list of regrind materials and obsolete materials and amount of reserve against them as at end of June 2000 attached as Annex 15.

RETENTION OF TITLE

17    In the normal course of business all stock, raw materials or the like are supplied on a retention of title basis until payment is made.

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INSURANCE

18(a) See list of insurance policies attached as Annex 18(a). The Companies have no defamation liability, or insurance specifically relating to the environment. A letter from Toal Insurances dated 14th July Re: rebuilding costs is attached in Annex 18(a).

18(b) Details of 2 employees' liability claims (Patricia Moynihan and Melanie Hughes-Fox) and one motor insurance claim are attached as Annex 18(b).
See also a schedule of claims as supplied by the Company's broker to Marsh Ireland and motor claims summary as of 18th July 2000, also attached as Annex 18(b).

PATENT AND TRADE MARKS

20(a) None of the Companies own any patents or trademarks or registered designs.

20(b) the Companies have entered into various licensing agreements for software used by the Companies.

20(c) See disclosure 2(b) above.

PROPERTIES

22(b) the Company does not have in its possession a copy of planning permission 106/80. The Architect has certified compliance with it and it may be impossible to get a copy from the Local Authority at this stage. The property is charged to the ICC Bank plc and therefore the titled deeds are with ICC Bank plc. It is in the name of Data Packaging Ltd, (the Bermuda Company) and has just been transferred to Data Packaging Limited. A small section of the factory is leased to Barnmead Limited.

      Term:     21 years from 4th November 1997.
      Rent:     IR 5,000 to be reviewed in 2000 on the open market value
basis.
      Repair:   Data Packaging Limited is responsible for the exterior and interior.

The lease should have been from Data Packaging Limited; a deed of Rectification may be necessary.

22(c) See disclosure 22(b) above.

23(a) See disclosure 22(b) above.

29(i) See disclosure 22(b) above.

29(i) See disclosure 22(b) above.

ENVIRONMENT

30    A Licence pursuant to Section 16 of the Local Government (Water
Pollution) Act 1977, to emit to a sewer may have to be obtained from the local authority. See letter to Westmeath County Council attached in Annex 30.

30(b) Details of waste disposal for both hazardous and non-hazardous wastes
are attached    in Annex 30.

30(j) See disclosure 30(b) above.

30(l) See disclosure 30(b) above.

30(j) (iii)   Occupational health testing is carried out by Data Packaging
Limited in relation to noise exposure. The most recent testing carried out on 12th June 2000 highlighted 2 areas of the plant with noise levels in excess of 85dB

              (i) granulation area - plan is being prepared to reduce the causes of noise levels, however, all persons working in ths area are provided with ear protection in the interim;

              (ii) the readings taken at m/c 19 are currently being repeated to verify the accuracy of the original result.

30(n) The Companies have no specific insurance relating to "environmental matters" only.

PRIOR TRANSACTIONS - SINCE THE ACCOUNTING DATE

32(e) A distribution of IR 12,300 was made to Enterprise Ireland in respect of the 3% preference share dividend in May 2000.

32(f) A Promissory Note dated 19th May 2000 has issued to Data Packaging Limited by DPL Acquisition Corp. for IR 440,000. See Annex 9(a)(ii) for details.

      An advance payment of the US management fee was paid since the Accounting Date. (See disclosure 9(d) above).

32(g) See disclosure 32(e) above.
      See disclosure 32(f) above.

32(i) See list of capital expenditure in excess of IR 25,000 attached as Annex 32(i).

32(j) A new lease for a car was entered into on 21st June 2000 by Data Packaging Limited with AIB Finance & Leasing. See Annex 9(a)(i) for details.

      Data Packaging Limited has made repayments to ICC in respect of its loan at an accelerated rate and in advance of its stated maturity.

(n) Alterations to the Articles of Association of the Company will be required to proceed to redeem the preference shares held by EI.

32(p) On 1st January 2000 all salaries for staff (except the hourly paid) were reviewed.

      the Companies have made a general pay increase of 1% for the hourly paid employees under Partnership 2000 effective as of 1st March 2000.

      it is intended that the salary of Rory O'Connell will increase from

IR 25,000 to IR 27,000 on 1st August 2000.

      it is intended that the salary of Padraic Connaughton will increase from IR 21,735 to IR 23,500 on 1st August 2000.

NO GUARANTEES OR CAPITAL COMMITMENTS ETC.

36    See copy of the Counter-Indemnity given by Data Packaging Limited in favour of AIB plc dated 10th October 1997 disclosed in Annex 9(a)(i) in the AIB documentation.

      The Promoters as defined in the IDA/Enterprise Ireland/Forbairt documentation disclosed in Annex 9(a)(i) above have given various guarantees in relation to the agreements entered into.

PURCHASES AND SALES

39(a) See details on customers and suppliers attached in Annex 39(a).

39(b) In 1999, the Companies lost a principal customer, Dell Computers.
Sales volumes to Pace have reduced in 2000 because of the transfer of a contract to a UK competitor of Data Packaging Limited.
Sales volumes to 3Com have reduced in 2000 because of 3Com's decision to sell off their analogue division.

NO LITIGATION OR DEFAULT IN OBLIGATION

40(a) See disclosure 18(b) above for details of insurance liability claims.

NAME OF  BUSINESS

43    The business name "Data Packaging" is used.

PERMITS

45(a) See environmental disclosure above re : licence to emit to sewer.

AGENTS AND DISTRIBUTORS AND JOINT VENTURES

46    There is an undisclosed Agency Agreement between Data Packaging Limited
(Ireland) and Barnmead Limited. See details in Annex 9(a)(i) in the BES documentation.

AGENCIES

50    See disclosure 46 above.

EMPLOYEES

52    See employment contract with Paul Walsh dated November 1st 1997 attached in Annex 63.

PENSIONS

53    All material details of Data Packaging Limited Pension Schemes are attached in Annex 53.

      For the purposes of this Warranty, Data Packaging Holdings Limited is not a "Company". It does not participate in schemes and has no employees. Data Packaging Limited is the principal employer of the schemes and Barnmead Limited is an associated employer in both plans.

53(j) (iii)   The Companies may terminate their respective liabilities to contribute to the Hourly
 Paid Plan with immediate effect by notice in writing to the Trustees. The Companies will remain liable for any contributions which have fallen due but have yet to be paid. As regards the Staff (Defined Benefit) Plan, the Companies must give six months notice in writing to the Trustees before
discontinuing the Scheme in its entirety (see Rule 32).   Again, the Companies
would remain liable for any contributions which had fallen due prior to the discontinuance of the Scheme but which had yet to be paid.

EMPLOYEE SHARE SCHEMES

58    The Option Agreement dated 25th September 1997 between Paul Walsh, Donal
Lawlor, Brendan Murtagh, DPL Acquisition Corp. and Data Packaging Holdings Limited is disclosed.

EMPLOYEE RELATIONS

60    The Companies have received no notices of the termination of any employees' contract of employment.

FULL TIME EMPLOYEES

61    Two employees who are paid more than IR 15,000 p.a. have left the
Company since the Accounting Date.  They are

      - Noel Davey (maintenance technician) who left on 18th May 2000 and

      -       Marie Lavin (customer services rep.) who left on 16th March
2000.

CHANGES IN TERMS

62    See disclosure 32(p) above for details on salary increases.

PARTICULARS

63    See employee details list dated 28/6/00 attached as Annex 63.  A list of employees who have joined or left since 28/6/00 up to 27/7/00 is also attached in Annex 63.

      See employment contract for Paul Walsh in Annex 63.

      See sample standard form employment contract for all employees dated 29th May 2000 and sample offer letter dated 26th November 1998 for all hourly paid staff attached in Annex 63.

      See also details of Plan B VHI Options Policy regarding health insurance of employees attached in Annex 63 to include a list of members as of June 2000.

NO CONTRACTUAL OBLIGATIONS

64    The Companies have an obligation under the National Programme for
Prosperity and Fairness to increase the rate of remuneration for the hourly paid employees. The first increase under this agreement will take place on 1st September 2000. See attached details in Annex 64.

      The Company is also obliged to review the salaries of all salary paid employees on 1st January in each year.

RECOGNITION OF UNIONS

65    It is a condition of employment for the hourly paid employees that they
join a Trade Union.   Details of Trade Union agreements are attached as Annex
65.

DOCUMENTS

68    All of the original property title deeds are in the possession of ICC
Bank plc.

ASSOCIATED COMPANIES

69    Barnmead Limited is an associated company. On 12th of November 1997 Data
Packaging Limited acquired an interest in Barnmead Limited by subscribing for 111, 011, "B" ordinary shares (non voting) for a consideration of IR 150,000. Data Packaging Limited and Data Packaging Limited registered in Bermuda, are wholly owned subsidiaries of the Company.

BRANCHES

70    The registered office of Data Packaging Limited (Bermuda) is Clarendon
House, Church Street, Hamilton,HM 12, Bermuda.

NO ISSUES OR OPTIONS

71    See Option Agreement disclosed below at 74(b) below.

EFFECT OF AGREEMENT

74(b) The Agreement dated 9th January 1998 between DPL Acquisition Corp, DPHL Forbairt, and Reunion Industries Inc re: 410,000 3% redeemable preference shares attached with the Enterprise Ireland documentation in Annex 9(a)(i) may be terminated/varied, if the shares can be redeemed.

      The Option Agreement dated 25th September 1997 with the Managers and attached in Annex 9(d) will be terminated.

      - See also Letter dated 13th July 2000 from Michael O'Boyle EI to Data Packaging Limited re: Contingent liability clauses, attached in Annex 74(b).

74(c) An amendment to the Preference Shareholders Agreement dated 9th January 1998 attached in Annex 9(a)(i) with the EI documentation is proposed to be entered into in relation to the redemption of the Enterprise Ireland shares.

74(d) See disclosure 10(c)(iv).

74(e) See disclosure 10(c)(iv).

RETURNS UP TO DATE

75(a) The process has commenced to wind up Data Packaging Limited (Bermuda) as a members voluntary liquidation. The Bermudian company will not be fully liquidated by completion.

COMPLIANCE WITH 1990 ACT

82(g) A strike off notice was received in November 1999 for DPHL, and Data Packaging Limited, which was dealt with and resolved in early December.

TITLE

84    RII Investment Corp. has  mortgaged its shares to Bank of America.  The mortgage will be released on closing.

      The Option Agreement dated 25th September 1997 referred to at disclosure 74(b) above is disclosed.

TAXATION

[PwC to revert].

EMPLOYEE SHARE SCHEMES

88(a) The Option Agreement dated 25th September 1997 referred to at 74(b) above is disclosed.

                 ANNEXES TO DATA PACKAGING HOLDINGS LIMITED

                              DISCLOSURE LETTER

Tab No.  Annex No.  Description of Documents
-------  ---------  ------------------------

1        9(a)(i)    ICC Bank plc Loan Agreement dated 5th November 1997

2        9(a)(i)    Mortgage Debenture dated 5th November 1997 between
                    Data Packaging Limited and ICC Bank plc

3        9(a)(i)    AIB Finance And Leasing Agreements

4        9(a)(i)    Counter Indemnity dated 1st October 1997 in favour of
                    AIB plc by Data Packaging (Ireland) Limited

5        9(a)(i)    Novation Agreement dated 29th September 1997 between
                    AIB Leasing Limited, Data Packaging Limited and Data
                    Packaging (Ireland) Limited.

6        9(a)(i)    Facility Letter from AIB Capital Markets to Data
                    Packaging Limited dated 9th December 1997.

7        9(a)(i)    BES Information relating to the ICC BES Fund and the
                    BES Scheme

8        9(a)(i)    Grant Agreement dated 10th April 1989 between IDA,
                    Data Packaging Limited (Bermuda) and the parties defined therein as the Promoters.

9        9(a)(i)    Grant Agreement dated 31st October 1997 between Forbairt,
                    Data Packaging (Ireland) Limited, Reunion Industries, Inc.
                    and DPL Acquisition Corp.

10       9(a)(i)    Transfer Agreement dated 9th January 1998 between
                    Forbairt, Data Packaging Limited and Barnmead Limited.

11       9(a)(i)    Preference Shareholders Agreement dated 9th January
                    1998 between DPL Acquisition Corp., Data Packaging
                    Holdings Limited, Forbairt and Reunion Industries, Inc.

12       9(a)(i)    Copies of five Feasibility Grants granted by
                    Forbairt/Enterprise Ireland

13       9(a)(ii)   Promissary Note dated 2nd December 1999 in the amount
                    of IR 729,963.00 and Promissary Note dated 19th May 2000
                    in the amount of IR 440,000.00

14       9(d)       See pages 12 to 13 of the attached Shareholders Agreement
                    dated 24th April 1987.

15       9(d)       Option Agreement dated 25th September 1997 between Paul
                    Walsh, Donal Lawlor, Brendan Murtagh, DPL Acquisition
                    Corp. and Data Packaging Holdings Limited.

16       10(b)(i)   Bank account details and statements as at31st July 2000.

17       13         Fix Asset Depreciation List (1999).

18       13         Details of Machines.

19       13         List of leased motor vehicles.

20       15         List of regrind materials and amount of reserve against
                    them as at end June 2000.

21       15         List of obsolete materials and amount of reserve against
                    them as at end of June 2000.

22       18(a)      Insurance details.

23       18(a)      Letter from Toal Insurances dated 14th July 2000 re.
                    re-building costs.

24       18(b)      Details of two employee liability claims (Patricia
                    Moynihan and Melanie Hughes Fox) and one motor insurance claim.

25       18(b)      Schedule of claims as supplied by the Company's broker
                    to Marsh Ireland and motor claims summary as of 18th
                    July 2000.

26       [30]       Letter to Westmeath County Council dated 19th July
                    2000 re. licence to emit to a sewer.

27       [30]       Details of waste disposal for both hazardous and
                    non hazardous wastes.

28       [30]       Intentionally blank

29       32(i)      List of capital expenditure in excess of IR 25,000.

30       39(a)      Details on Customers and Suppliers.

31       63         Employee details list as of 28/6/00 and a list of
                    those who have left or joined since 28/6/00 to 27/7/00.

32       63         Employment contract for Paul Walsh.

33       63         Sample standard form employment contract for
                    all employees dated 29th May 2000.

34       63         Sample Offer Letter dated 26th November 1998 for
                    all hourly paid staff.

35       63         Details of Plan B VHI Options Policy including a list
                    of members as of June 2000.

36       64         Extract from the National Programme for Prosperity
                    and Fairness, Agreement on pay and conditions.

37       65         Details of trade union agreements.

38       74(b)      Letter dated 13th July 2000 from Michael O'Boyle,
                    Enterprise Ireland to Data Packaging Limited re.
                    contingent liability clauses

Please acknowledge receipt of this Disclosure Letter and the Annexes hereto and your acceptance of the disclosures made or referred to above by signing the acknowledgement at the end of the attached duplicate of this letter and returning it to the undersigned.


Yours faithfully,


Signed:  ______________________________
         Director
         For and on behalf of
         RII INVESTMENT CORP.

Dated the      day of                       2000.


                               Acknowledgement

I hereby acknowledge receipt of the above Disclosure Letter and the Annexes thereto.



Signed:__________________________
       DIRECTOR,
       For and on behalf of
       Tintarent Limited


Date:              2000